SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)


Filed by the Registrant                                                |X|
Filed by a Party other than the Registrant                             |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                           PROFESSIONAL BANCORP, INC.
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:
         2)  Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)  Proposed maximum aggregate value of transaction:

         5)  Total fee paid:


|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:


         2)  Form, Schedule or Registration Statement No.:


         3)  Filing Party:


         4)  Date Filed:

                           PROFESSIONAL BANCORP, INC.
                                  606 Broadway
                         Santa Monica, California 90401
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 21, 1997
                                 ---------------


Dear Professional Bancorp, Inc. Shareholders:
         The Annual Meeting of Shareholders of PROFESSIONAL BANCORP, INC. (the "Company") will be held at the Miramar Sheraton Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, on Wednesday, May 21, 1997 at 5:00 p.m., for the purpose of considering and voting upon the following matters:

         1. ELECTION OF DIRECTORS. The election of the following seven persons to the Board of Directors to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and qualified:


            Richard A. Berger                         Ray T. Oyakawa, M.D.
            Ronald L. Katz, M.D.                      Lynn O. Poulson
            James A. Markley, Jr.                     Julie P. Thompson
            Walter T. Mullikin, M.D.

         2. APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. The approval of the appointment of the firm of KPMG Peat Marwick LLP as independent public accountants for the Company for the 1997 fiscal year.

         3. OTHER BUSINESS. The transaction of such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

         Shareholders of record at the close of business on March 17, 1997 are entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof.

                                          By Order of the Board of Directors


                                          /s/ Julie P. Thompson
                                          JULIE P. THOMPSON
                                          Chairman of the Board

Dated:  April 21, 1997

                             YOUR VOTE IS IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

The Bylaws of the Company provides for the nomination of directors in the following manner:


      "Section 3.3. Nominations of Directors. Nominees for election to the Board shall be selected by the Board or a committee of the Board to which the Board has delegated the authority to make such selections pursuant to Section 3.11 of these Bylaws. Effective May 1, 1990, the Board or such committee, as the case may be, will consider written recommendations from shareholders for nominees for election to the Board provided such recommendations, together with (i) such information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act, (ii) a description of all arrangements or other understandings among the recommending shareholders and each nominee and any other person with respect to such nomination, and (iii) the consent of each nominee to serve as a director are received by the Secretary of the Corporation, in the case of an annual meeting of shareholders, not later than the date specified in the most recent proxy statement of the Corporation as the date by which shareholder proposals for consideration at the next annual meeting of shareholders must be received, and, in the case of a special meeting of shareholders, not later than the tenth day after the giving of notice of such meeting. Only persons duly nominated for election to the Board in accordance with this Section 3.3 and persons with respect to whose nominations proxies have been solicited pursuant to the proxy statement filed pursuant to the Exchange Act shall be eligible for election to the Board. Each notice to shareholders of a meeting of shareholders at which directors are to be elected shall contain a statement to the effect set forth in this Section 3.3."

                           PROFESSIONAL BANCORP, INC.
                                  606 Broadway
                         Santa Monica, California 90401
                                 --------------

                                 PROXY STATEMENT
                                 --------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 21, 1997
                                 --------------


                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Professional Bancorp, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting"), to be held at the Miramar Sheraton Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, on Wednesday, May 21, 1997 at 5:00 p.m., and at any and all adjournments thereof. These proxy materials are first being mailed to shareholders on or about April 21, 1997.

                                    THE PROXY

REVOCABILITY OF PROXIES

      The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. A form of proxy for voting your shares at the Meeting is enclosed. When the proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the instructions on the proxy. Any shareholder may revoke a proxy at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending and voting at the Meeting in person. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A PROPOSAL TO BE ACTED UPON, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES FOR DIRECTOR SET FORTH HEREIN, AND IN FAVOR OF RATIFYING THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1997 FISCAL YEAR. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD.

PERSONS MAKING THE SOLICITATION

      This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company and its subsidiary, First Professional Bank, N.A. (the "Bank"), may solicit proxies personally or by telephone or facsimile, for which no compensation will be paid. The Company has retained the proxy solicitation firm of McCormick & Pryor, for a fee of $3,500 plus expenses, to assist it in soliciting proxies, including those from shareholders who own Company shares through banks, brokerage houses and other custodians or nominees. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose shares of the Company's Common Stock are held of record by such entities.

                                VOTING SECURITIES

      There were 1,343,048 shares of the Company's common stock (the "Common Stock") issued and outstanding at the close of business on March 17, 1997, the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting (the "Record Date"). Only shareholders of record on the Record Date are entitled to vote at the Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares may be voted cumulatively if a shareholder present and voting at the Meeting gives notice at the Meeting and prior to the voting of his or her intention to so vote. If any shareholder gives such notice, all shareholders may cumulate their votes for nominees. Cumulative voting means that a shareholder has the right to vote the number of shares he or she owns as of the Record Date, multiplied by the number of directors to be elected. This total number of votes may be cast for one nominee or it may be distributed among nominees in any manner as the shareholder sees fit. If cumulative voting is declared at the Meeting, votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board, and discretionary authority to do so is included in the proxy.

                                     VOTING

      The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. At the Meeting, directors will be elected by a plurality of the votes cast. Therefore, the seven nominees receiving the highest number of affirmative votes shall be elected directors of the Company at the conclusion of the tabulation of the votes. The actual number of directors elected may be less than seven in the event that fewer than seven nominees receive any affirmative votes under the rules of cumulative voting (see "VOTING SECURITIES" herein). Shares represented by proxies which are marked "authority withheld" or proxies marked to deny discretionary authority with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented at the meeting, but will not be considered as a vote for or as a vote against the respective nominee or nominees. Each other matter presented at the Meeting will be decided by a majority of the votes cast on that matter. Shares voted on one proposal but not all proposals on the proxies returned by brokers will be counted for the purpose of determining the number of shares represented at the meeting, but will not be considered as a vote for or against any matter not voted on. Abstentions will also be counted for the purpose of determining the number of shares represented at the meeting, but will not be considered as a vote for or against any matter as to which the abstention is effective.

      For additional information concerning the election of directors, please see the section entitled "ELECTION OF DIRECTORS" below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table lists the holdings of the only persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Company to be the beneficial owners of more than five percent (5%) of its outstanding Common Stock during its last fiscal year.


          Name and Address                 Amount and Nature of         Percent
         of Beneficial Owner               Beneficial Ownership         of Class
         -------------------               --------------------         --------

         Heartland Advisors, Inc.               120,972 (a)               8.3%
         790 North Milwaukee Street
         Milwaukee, WI  53202

___________________________

  a As reported in Amendment No. 2 to a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 14, 1997. 120,972 shares may be deemed beneficially owned within the meaning of Rule 13(d)(3) of the Securities Exchange Act of 1934 by Heartland Advisors, Inc., including 112,782 shares of common stock resulting from the assumed conversion of $1,500,000 of 8.5% Convertible Bonds due March 1, 2004.


     Kennedy Capital Management, Inc.        135,750 (b)          10.3%
     10829 Olive Blvd.
     St. Louis, MO 63141

     Joel W. Kovner, Dr., P.H.               394,739 (c)          21.1%
     29665 Harvester Road
     Malibu, CA 90265

     Robert H. Leshner                       117,416 (d)           8.0%
     312 Walnut Street
     Suite 2100
     Cincinnati, OH  45202

     Patricia W. Niehoff                      97,571 (e)           7.5%
     One Hill and Hollow Lane
     Cincinnati, OH 45208

         The following table sets forth certain information, as of March 17, 1997, concerning the beneficial ownership of the Company's outstanding Common
Stock by each director, executive officers of the Company and the Bank, each nominee to the Board of Directors and by all directors and executive officers of the Company as a group.

                                             Amount and
                                             Nature of
                                             Beneficial            Percent of
Name                                         Ownership (1)          Class (2)
----                                         ---------              -----

Richard A. Berger                            24,571.(3)              1.31%

Alan S. Borstein                                200                   .01%

Ronald L. Katz, M.D.                         18,710.(4)              1.00%

Joel S. Moskowitz                             3,858                   .21%

_______________________

b As reported in Amendment No. 1 to a Schedule 13G filed with the SEC on February 10, 1997.

c    Includes 354,579 Exercisable Option Shares (as defined below).

d As reported in Amendment No. 3 to Schedule 13D filed with the SEC on November 15, 1996. 110,250 of the reported shares are covered by a presently exercisable Warrant.

e    As reported in a Schedule 13D filed with the SEC on September 3, 1996.

1 Unless otherwise indicated, the persons named herein have sole and/or joint voting power over shares reported and such shares are owned directly.

2 Options and Warrants to purchase shares of Common Stock held by directors, officers and other individuals that were exercisable within 60 days after March 17, 1997 ("Exercisable Option Shares" or "Exercisable Warrant Shares"), are treated as outstanding for the purpose of computing the number and percentage of outstanding securities of the class owned by such person but not for the purpose of computing the percentage of the class owned by any other person.

3    Includes 1,874 Exercisable Option Shares.

4    Includes 1,874 Exercisable Option Shares.



Ray T. Oyakawa, M.D.                   10,624                            .57%

Lynn O. Poulson                        13,307 (5)                        .71%

Julie P. Thompson                         100                           .005%

Chris Chan                                  0                              0%

Walter T. Mullikin, M.D.                  100                           .005%

James A. Markley, Jr.                   1,102                            .06%

Melinda McIntyre-Kolpin                   200                            .01%

David G. Rodeffer (6)                  63,562 (7)                       3.40%

Daniel S. Rader (8)                     6,218                            .33%

Joel W. Kovner, Dr.,                  394,739 (10)                     21.12%
P.H. (9)

All Directors and Executive           536,089 (11)                     28.68%
Officers


                              ELECTION OF DIRECTORS

NOMINEES

      The Company's Bylaws provide that the Board shall consist of one or more directors as determined by the Board. The Board has fixed the number at seven.
The seven persons named below will be nominated for election as directors to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes will be cast in such a way as to effect the election of all seven nominees, or as many thereof as possible under the rules of cumulative voting (see "VOTING SECURITIES" herein). In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees will be unavailable to serve if elected. Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. This Bylaw provision is designed to give the Board

________________________

 5    Includes 1,874 Exercisable Option Shares.

 6 Mr. Rodeffer, Executive Vice President of the Bank, has submitted his resignation effective April 15, 1997.

 7    Includes 27,562 Exercisable Option Shares.

 8 Mr. Rader was Chief Financial Officer and Treasurer of the Company, and Executive Vice President, Chief Investment Officer and Chief Financial Officer of the Bank, until December 9, 1996.

 9 Mr. Kovner was the Chairman of the Board and Chief Executive Officer of the Company, and Chairman of the Board, President and Chief Executive Officer of the Bank, until July 9, 1996.

10    Includes 354,579 Exercisable Option Shares.

11 Includes the shares owned by the current directors and named executive officers (11 in number) as a group, and includes 387,763 Exercisable Option Shares.

advance notice of competing nominations, if any, and the qualifications of competing nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

      In accordance with the Settlement Agreement (as defined and discussed in the section entitled "Employment Contracts and Termination of Employment Arrangements" below), the director nominees set forth below were selected by the following procedure: the four directors who were nominated by the Shareholders Protective Committee and elected to the Board at the 1996 Annual Shareholders Meeting (Ms. Thompson, Mr. Moskowitz, Mr. Borstein and Dr. Oyakawa), by majority vote, proposed the following four nominees for election: Ms. Thompson, Dr. Oyakawa, Dr. Mullikin, and Mr. Markley; and the three directors who were nominated by management and re-elected at the 1996 Annual Meeting (Mr. Poulson, Mr. Berger and Dr. Katz) proposed the following three nominees for election: Mr. Poulson, Mr. Berger and Dr. Katz. The Settlement Agreement requires the directors to take all efforts to cause the nomination and election at this Meeting of the seven nominees selected in accordance with the procedure set forth in the preceding sentence.

               IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the names and certain information as of March 1, 1997, concerning the persons to be nominated by the Board for election as directors of the Company and one executive officer of the Company:


                                                                            YEAR              YEAR
                                            BUSINESS EXPERIENCE           ELECTED           ELECTED
NAME, ADDRESS AND TITLE                      DURING THE PAST            DIRECTOR OF        DIRECTOR OF
 (OTHER THAN DIRECTOR)        AGE              FIVE YEARS               THE COMPANY         BANK (1)
-----------------------       ---              ----------               -----------        -----------
DIRECTOR OR NOMINEE

Richard A. Berger              65        President, Richard A. Berger        1982             1982
45495 Osage Court                        & Assoc. (Real Estate
Indian Wells, CA  92210                  Investments); Realtor, Fred
                                         Sands Desert Realty

Ronald L. Katz, M.D.           64        Chairman and Professor of           1982             1982
1200 N. State Street                     Anesthesiology, USC Medical
Suite 14901                              Center; Professor (until June,
Los Angeles, CA 90033                    1995) and Chairman (until
                                         June, 1990) of
                                         Anesthesiology, UCLA
                                         Medical Center

James A. Markley, Jr.          75        President, Leshner Financial,        N/A              N/A
312 Walnut St., Suite 2100               Inc. (financial services
Cincinnati, OH  45202                    holding company) (until
                                         2/28/97); formerly President
                                         and Chairman of the Board of
                                         The Provident Bank,
                                         Cincinnati, Ohio; Director of
                                         Sycamore National Bank


________________________

1 The Directors indicated also serve as Directors on the Board of Directors of First Professional Bank, N.A., the Company's wholly-owned subsidiary (the "Bank").




Walter T. Mullikin, M.D.      79        Director of MedPartners Inc.;         N/A                 N/A
MedPartners/Mullikin                    Director of Health Net
5000 Airport Plaza Drive                (HMO); former Chairman of
Long Beach, CA  90815                   the Board and President of
                                        Mullikin Medical Enterprises
                                        (until November, 1995)

Ray T. Oyakawa, M.D.          49        Chief Executive Officer,             1987-3/96           1987-3/96
5670 Wilshire Blvd.                     Pacific EyeNet, Inc.                   7/96                7/96
Suite 2350                              (physician practice
Los Angeles, CA  90036                  management company);
                                        President, Ray T. Oyakawa,
                                        M.D., Inc. (until December,
                                        1993)

Lynn O. Poulson               59        President of Johnson,                  1982               1982
10880 Wilshire Blvd.                    Poulson, Coons & Slater (law
Suite 1100                              firm)
Los Angeles, CA  90024

Julie P. Thompson,            39        Chairman of the Board, First           1996               1996
Chairman of the Board                   Professional Bank, N.A.;
1640 Marengo Street                     President and Chief Executive
7th Floor                               Officer, Health Research
Los Angeles, CA  90033                  Association (Medical
                                        Research)

EXECUTIVE OFFICER
-----------------
Chris Chan, (2) Acting        35        Chief Operating Officer (until              N/A                  N/A
Chief Financial Officer                 December 9, 1996) and
606 Broadway                            Acting Chief Financial
Santa Monica, CA  90401                 Officer (since December 9,
                                        1996), First Professional
                                        Bank, N.A.; Vice President,
                                        Financial Officer, First Public
                                        Savings Bank, F.S.B. (until
                                        August, 1996)



THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR ALL
DIRECTOR NOMINEES.

                          COMPENSATION COMMITTEE REPORT

      The directors serving on the Bank's Board, exclusive of any directors who also serve as executive officers, have acted as the Company's and Bank's
Compensation Committee, which will be referred to herein as the Compensation
Committee. The Compensation Committee is responsible for setting corporate compensation policies. The goal of the Company's and Bank's compensation program is to attract, motivate, reward and retain the management talent required to achieve corporate objectives and increase shareholder value.

      Base salaries of all executives were determined by the Compensation
Committee using executive management's recommendations. Salaries were decided based on qualifications, individual performance and utilization of independent compensation surveys.


_______________________
2 Mr. Chan was appointed Acting Chief Financial Officer of the Company on March 26, 1997.

                                      - 6 -

      During the period Joel W. Kovner acted as Chairman of the Board and Chief Executive Officer of the Company, his compensation was based on a study commissioned by the Board of Directors in mid-1995 and conducted by Strategic Compensation Associates ("SCA"), an independent firm specializing in advising Boards regarding executive compensation. The Board unanimously adopted the recommendations of SCA commencing in January, 1996. During the period that John
S. Buchanan served as Interim Chief Executive Officer and President, his salary of $20,833.33 per month was established under the terms of his employment agreement. Julie P. Thompson, Chairman of the Board, was granted operational authority for the Company by the Board of Directors during the period when there has been no acting chief executive officer of the Company. Ms. Thompson received $125 per hour for the services she performed in this capacity, which the Compensation Committee believes is consistent with industry standards.

                            Compensation Committee (a)

    Joel S. Moskowitz, Lynn O. Poulson, Richard A. Berger, Julie P. Thompson,
          Ray T. Oyakawa, M.D., Alan S. Borstein, Ronald L. Katz, M.D.

                               COMPENSATION TABLES

      The following tables list information on compensation received for services by any person who served as the chief executive officer or functioned in a similar capacity of the Company, and the next four highest compensated executive officers of the Company and the Bank for services in all capacities to the Company and the Bank, during the year ended December 31, 1996.


                           SUMMARY COMPENSATION TABLE

                                  Annual                                            Long-Term Compensation
                                Compensation                                       Awards              Payouts
                                ------------                                       ------              -------
                                                                Other                    Securities
                                                                Annual    Restricted     Underlying                All Other
                                                                Compen-     Stock        Options #/      LTIP       Compen-
Name and Principal Position      Year    Salary    Bonus (1)    sation      Awards         SARs         Payouts     sation
---------------------------      ----    ------    -----        ------     ---------     --------       -------     ------

Joel W. Kovner, Dr.,             1996    148,958    -0-           -0-         -0-          -0-           -0-      160,518 (3)
  P.H. 2, Chairman of            1995    208,500   249,400        -0-         -0-          -0-           -0-        4,500 (3)
  the Board and Chief            1994    203,000   249,400        -0-         -0-          -0-           -0-        3,000 (3)
  Executive Officer of
  the Company

_________________________
a In 1997, the Boards appointed an ad hoc committee to study and make recommendations to the Boards, functioning as the Compensation Committee, regarding compensation of executive officers and directors. At present, the committee consists of Dr. Oyakawa (Chairman), Mr. Borstein, Mr. Moskowitz and Ms. McIntyre-Kolpin (Interim Chief Executive Officer and President of the Bank).

1 Includes bonuses accrued in 1995 and 1994 and paid in 1996 and 1995, respectively, except for Ms. McIntyre-Kolpin; $102,500 of Ms. McIntyre-Kolpin's bonus earned in 1995 was paid in 1995, $87,500 of her bonus earned in 1994 was paid in 1994.

2 Mr. Kovner resigned as Chairman of the Board and Chief Executive Officer of the Company, and as Chairman of the Board, President and Chief Executive Officer of the Bank, on July 9, 1996.


3 Reflects the Bank's contribution to Mr. Kovner's savings plan account pursuant to Section 401(k) of the Internal Revenue Code, and, for 1996, it also reflects disability benefits in the amount of $6,228, an accrued vacation payment of $25,000 which was paid upon his resignation, and a $124,999.98 severance/settlement payment, all made pursuant to the Settlement Agreement (see discussion of the Settlement Agreement in the section entitled "Employment Contracts and Termination of Employment Arrangements" below).




John S. Buchanan (4)           1996      22,916     -0-        -0-          -0-           -0-           -0-        -0-
  Interim President and        1995        -0-      -0-        -0-          -0-           -0-           -0-        -0-
  Chief Executive Officer      1994        -0-      -0-        -0-          -0-           -0-           -0-        -0-
  of the Company and
  First Professional
  Bank, N.A.

Julie P. Thompson              1996        -0-      -0-        24,002 (5)   -0-           -0-           -0-        -0-
  Chairman of the Board        1995        -0-      -0-        -0-          -0-           -0-           -0-        -0-
                               1994        -0-      -0-        -0-          -0-           -0-           -0-        -0-

Melinda McIntyre-              1996      32,782     -0-        -0-          -0-           -0-           -0-       42,000
Kolpin (6)                     1995     140,500    125,000     -0-          -0-           -0-           -0-        -0-
  Interim President and        1994     136,500    125,000     -0-          -0-           -0-           -0-        -0-
  Chief Executive Officer
  of First Professional
  Bank, N.A.

David G. Rodeffer, MPH         1996      180,203    -0-        -0-          -0-           -0-           -0-      17,490 (7)
  Executive Vice President     1995      154,500    70,000     -0-          -0-           -0-           -0-       4,500 (7)
  of First Professional        1994      150,000    75,000     -0-          -0-         25,000          -0-      75,816 (7)
  Bank, N.A.

__________________________________

4 Mr. Buchanan was Interim President and Chief Executive Officer of the Company and the Bank from July 10, 1996 until August 18, 1996.

5 Represents an annual fee of $5,000 for serving as Chairman of the Board, Board committee fees, and a fee of $125 per hour for the time she exercised operational authority for the Company when there was no acting chief executive officer.

6 Ms. McIntyre-Kolpin resigned as a Director of the Company and as President and a director of the Bank effective February 9, 1996, at which time she was paid $42,000 for accrued vacation time, $37,000 of which Ms. McIntyre-Kolpin paid back to the Bank to purchase her Bank vehicle for its then current market value. In September, 1996, Ms. McIntyre-Kolpin was appointed Interim Chief Executive Officer, President and a Director of the Bank. Ms. McIntyre-Kolpin is also Chief Executive Officer and President of Network Health Financial Services, Inc., a Delaware corporation which receives consulting fees from the Company and Bank pursuant to the terms of the Consulting Agreement (see "Interest of Management and Others in Certain Transactions").

      pursuant to Section 401(k) of the Internal Revenue Code, an auto allowance of $13,200 in 1996, and a $75,000 signing bonus paid to Mr. Rodeffer when he joined the Company in January, 1994.




Daniel S. Rader (8)             1996    140,558      -0-      -0-       -0-       -0-        -0-         4,290 (9)
  Chief Financial Officer       1995    100,000    35,000     -0-       -0-       -0-        -0-         4,050 (9)
  and Treasurer of the          1994     86,000    35,000     -0-       -0-       -0-        -0-         2,320 (9)
  Company and Executive
  Vice President, Chief
  Investment Officer, and
  Chief Financial Officer
  of First Professional
  Bank, N.A.


Chris Chan (10)                 1996     37,196      -0-     -0-        -0-       -0-        -0-         2,250 (11)
  Acting Chief Financial        1995       -0-       -0-     -0-        -0-       -0-        -0-          -0-
  Officer of the Company        1994       -0-       -0-     -0-        -0-       -0-        -0-          -0-
  and First Professional
  Bank, N.A.

___________________

 8    Mr. Rader held these positions until December 9, 1996.

 9 Reflects the Bank's contributions to Mr. Rader's 401(k) savings plan account.

10 Mr. Chan was Chief Operating Officer of the Bank from August, 1996 until December 9, 1996, and thereafter has been Acting Chief Financial Officer of the Bank. Mr. Chan has also been Acting Chief Financial Officer of the Company since March 26, 1997.

11    Reflects a car allowance of $2,250.




There were no options or SARs granted in 1996.



            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                     Number of
                                                                     Securities            Value of
                                                                     Underlying           Unexercised
                                   Shares                            Unexercised          In-The-Money
                                   Acquired                          Options/SARs         Options/SARs
                                      On            Value            at FY-End (#)        at FY-End ($)
                                   Exercise       Realized           Exercisable/         Exercisable/
Name                                 (#)            ($)             Unexercisable        Unexercisable
----                               ---------      ---------         -------------        -------------

Joel W. Kovner, Dr., P.H.           34,392         296,198            354,579/0             29,591/0
John S. Buchanan                      -0-            -0-                 0/0                   0/0
Julie P. Thompson                     -0-            -0-                 0/0                   0/0
Melinda McIntyre-Kolpin             12,930         166,382               0/0                   0/0
David G. Rodeffer                     -0-            -0-             22,050/5,512              0/0
Daniel S. Rader                       -0-            -0-               31,500/0              4,183/0
Chris Chan                            -0-            -0-                 0/0                   0/0



                            COMPENSATION OF DIRECTORS

      Compensation is paid only to outside directors. The compensation paid to directors changed effective July 10, 1996. Prior to July 10, 1996, each outside director of the Company received a monthly fee of $1,000.

After July 10, 1996, directors were paid a fee of $500 for each Board Meeting attended. Prior to July 10, 1996, members of the joint Company and Bank Audit Committee received $250 per month (Ronald L. Katz, M.D.) with the committee chairman receiving $400 per month (Richard A. Berger). After July 10, 1996, each Audit Committee member (Joel S. Moskowitz, Alan S. Borstein and Richard A. Berger) received $400 per committee meeting attended.

      The Board of Directors of the Bank has a Loan Committee. Prior to July 10, 1996, members of the Bank's Loan Committee were Messrs. James B. Jacobson, Lynn
O. Poulson, J.D., and Ray T. Oyakawa, M.D., and they received $750 per month as such members. After July 10, 1996, the members of the Loan Committee were Ms. Thompson, Dr. Oyakawa and Mr. Poulson and they each receive $500 per month as committee members. Prior to July 10, 1996, the Chairman of the Bank's Community Reinvestment Act Oversight Committee, Mr. Berger, received $700 per month. After July 10, 1996, a joint Company and Bank Community Reinvestment Act Committee was formed. In addition to the Board's participation, Mr. Berger acted as the Board representative to management's Community Reinvestment Act Committee and received a fee of $400 for each meeting attended. The Company and the Bank Boards established a joint Asset Liability Management and Investment Committee effective July 16, 1996, consisting of Ms. Thompson, Mr. Moskowitz and Dr. Katz, and each member receives a fee of $400 per meeting attended.

      A Strategic Planning Retreat for the directors was held in December, 1996, and each board member who attended was paid $1,250.

                        CORPORATE GOVERNANCE INFORMATION

      During 1996, the Board of Directors held 13 meetings. All directors of the Company who are standing for election at the Annual Meeting attended at least 75% of the aggregate number of regular and special meetings of the Board held during 1996 (during the period he or she was a director) and all committees of the Board on which the director served (during the period he or she was a committee member) during the 1996 calendar year.

      The Company's Board has a joint Audit Committee with the Bank's Board. The Compensation Committee's composition and functions are described below. The Company does not have a standing nominating committee. The joint Audit Committee of the Bank and Company Boards oversees the Company's outside independent public accountants. The Audit Committee reviews recommendations on various matters made by the outside auditors and action taken by management to implement those recommendations. The Audit Committee also considers the proposals by the outside auditor for the scope of the audit to be performed for the Company and the Bank and their proposed fees for this work. The Audit Committee recommends action to the Boards of Directors of the Company and Bank in connection with all of the above matters. The Audit Committee consisted of Mr. Berger and Dr. Katz from January 1, 1996 until July 16, 1996. The Audit Committee thereafter consisted of Mr. Moskowitz, Mr. Borstein and Mr. Berger. The Audit Committee met 12 times during 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee, which is comprised of the Bank's Board of Directors (exclusive of any directors who also serve as executive officers), sets policy for compensation, reviews the recommendations of the Chief Executive Officer for compensation of officers, establishes the compensation of the executive officers and administers the Company's various stock option plans. James B. Jacobson served on the Compensation Committee until July 8, 1996. The Compensation Committee held no meetings separate from Board meetings in 1996.

      Mr. Berger, Dr. Oyakawa, Dr. Katz, Ms. Thompson, Mr. Poulson, executive officers of the Company and Bank, and companies with which the foregoing are associated, are customers of, and have had banking transactions with the Bank, some of which have included extensions of credit during 1996. In management's opinion, all loans and commitments to lend included in such transactions were made in the ordinary course of business and in compliance with applicable laws on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable terms. As of March 1, 1997, all such loans were current.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were fulfilled in a timely manner, except that two reports, covering an aggregate of one transaction reporting the purchase of 1,000 shares, was filed late by John S. Buchanan, and one report covering two transactions reporting the purchase of a total of 11,683 shares, was filed late by David G. Rodeffer.

         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

SETTLEMENT AGREEMENT

      In connection with the 1996 Annual Meeting of Shareholders, seven shareholders of the Company, who owned in the aggregate 11.81% of the outstanding shares of the Company as of the record date for the 1996 Annual Meeting (April 26, 1996), formed a committee called the Shareholders Protective Committee ("SPC") to submit its own slate of seven directors for election at the 1996 Annual Shareholders Meeting. The Company, the Bank, the SPC, Joel W. Kovner, David G. Rodeffer, Daniel S. Rader, Richard A. Berger, James B. Jacobson, Anthony R. Kovner, Ronald L. Katz and Lynn O. Poulson entered into an Agreement of July 8, 1996 (the "Settlement Agreement"), pursuant to which the parties agreed that four of the directors nominated by the SPC and three directors nominated by management had been elected as Directors at the 1996 Annual Shareholders Meeting. The parties also agreed to a procedure for the selection of the director nominees to stand for election at this Meeting, which is discussed in the "ELECTION OF DIRECTORS" section above.

      As part of the Settlement Agreement, Joel W. Kovner agreed to resign effective July 9, 1996 as Chairman of the Board and Chief Executive Officer of the Company and as Chairman of the Board, Chief Executive Officer and President the Bank, in exchange for a severance package, which included the continuation of Mr. Kovner's current salary for a period of thirty months, the continuation of his health benefits at the Company's or the Bank's expense for a period of 60 months, and the continuation of his disability benefits for a period of 36 months, all from the effective date of the Settlement Agreement. Mr. Kovner was also paid $25,000 in accrued vacation and was given the right to use the automobile provided by the Bank for a period of 24 months and to purchase it at its fair market value at the end of such period. Mr. Kovner was also given the option to require Bancorp to purchase up to 25,000 of his shares of Common Stock of the Company at fair market value at any time up to 24 months from the effective date of the Settlement Agreement, which option Mr. Kovner exercised on July 15, 1996. The Bank also agreed to honor its obligations to Mr. Kovner under his Executive Salary Continuation Agreement dated May 1, 1992 (see discussion of such agreement below).

EXECUTIVE SALARY CONTINUATION AGREEMENT

      In 1992, the Bank entered into an Executive Salary Continuation Agreement (the "SCA"), dated May 1, 1992, with Joel W. Kovner, who at that time was the Chairman of the Board, Chief Executive Officer and President of the Bank. The SCA is a nonqualified, executive benefit plan pursuant to which the Bank will pay Mr. Kovner an annual retirement benefit of $150,000 per year for 15 years upon his reaching age 60. If Mr. Kovner dies while the SCA is in effect, his estate will receive the payments under the SCA which he was entitled to receive at the time of his death. Mr. Kovner's right to receive benefits under the SCA vested on September 1, 1992 representing his completion of ten years of continuous service since the Bank commenced operations.

The SCA is an unfunded plan; however, as a deferred compensation plan, the Bank is required to make sufficient accruals so that the present value of the benefit to be paid to Mr. Kovner at age 60 is reflected as a liability on the Bank's books by that time. During 1997, the Bank will accrue such liability at an average rate of approximately $6,600 per month. The SCA is not an employment contract. In order to fund its obligation under the SCA, the Bank has purchased a single premium universal life policy under which Mr. Kovner is the insured while the Bank is the owner and beneficiary thereof. If assumptions as to mortality experience, policy dividends and other factors are realized, the Bank will receive earnings under the new policy equal to the expense accruals for the SCA retirement benefits. There can be no assurance that such assumptions will be realized. For the year ended December 31, 1996, the Bank received earnings of $93,149.64 on the policy.

                         COMMON STOCK PERFORMANCE GRAPH

      The Comparison Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The following graph shows a five year comparison of cumulative total returns for the Company, S&P 500 Index and Peer Group Index. The Peer Group Index consists of commercial banks listed on the American Stock Exchange (AMSE) and was provided to the Company by SNL Securities.



                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  PROFESSIONAL BANCORP, INC., S&P 500 INDEX AND
                              SNL AMEX BANK INDEX (1)




[Graph appears here]

This graph visually depicts the comparison between Professional Bancorp, Inc.
and the S&P 500 and AMSE Banks performance between 12/31/91 and 12/31/96.
The chart below provides the numerical equivalent of this performance chart.









                                                    Period Ending
                                          -------------------------------
Index                       12/31/91   12/31/92   12/31/93   12/31/94   12/31/95  12/31/96
------------------------------------------------------------------------------------------
Professional Bancorp, Inc.   100.00      135.71    126.19      73.81     125.00     106.31
S&P 500                      100.00      107.62    118.47     120.03     165.13     202.89
AMSE Banks                   100.00      131.30    141.93     153.98     225.74     291.86

_________________________

1     Assumes reinvestment of all dividends.


            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

      Between January and May, 1996, the Board permitted Joel W. Kovner, former Chairman of the Board and Chief Executive Officer of the Company, to obtain short-term loans from the Company totaling $100,000 at an interest rate of 6.8%. At December 31, 1996, the balance, including accrued interest, was $106,487.81. See also the discussion of the benefits Mr. Kovner receives pursuant to the Settlement Agreement, which is set forth in the "Employment Contracts and Termination of Employment Arrangements" section above.

      The Company and the Bank entered into a Consulting Agreement dated August 12, 1996 with Network Health Financial Services, Inc. ("NHFS"), a Delaware corporation for which Melinda McIntyre-Kolpin serves as President and Chief Executive Officer. Pursuant to the Consulting Agreement, NHFS provides consulting services to the Company and the Bank with respect to personnel matters, operational procedures and client development and retention. NHFS is paid its actual costs incurred in the performance of its duties under the Consulting Agreement (including hourly rates for certain specified NHFS personnel while they are performing consulting services), plus an additional 25% of such costs. In addition, the Company and Bank pay flat monthly rates for the services of Ms. McIntyre and Patti Derry. During 1996, the Company and the Bank paid NHFS total fees in the amount of $288,432 pursuant to the Consulting Agreement. Any party may terminate the Consulting Agreement by giving 30 days' notice to the other parties.

      See also "Employment Contracts and Termination of Employment Arrangements" for the discussion about the Settlement Agreement and "Compensation Committee Interlocks and Insider Participation" for the discussion about director and officer banking transactions.


          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of KPMG Peat Marwick LLP served as independent public accountants for the Company and the Bank for the 1996 fiscal year and has been selected by the Boards of Directors to continue to serve in that capacity for 1997 fiscal year.

      It is anticipated that a representative of KPMG Peat Marwick LLP will be present at the Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions from shareholders.

      Shareholder ratification of the selection of auditors is not required by law, however the Board nevertheless decided to ascertain the views of the shareholders in this regard. If the selection of KPMG Peat Marwick LLP is not ratified at the Meeting, the Board will consider the selection of other auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.



          SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Company (i) must be received by the Company at its offices at 606 Broadway, Santa Monica, California 90401, no later than December 1, 1997 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.



                                  OTHER MATTERS

      The Company's Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendations of the Company's Board of Directors on such matters, and discretionary authority to do so is included in the proxy.



                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Julie P. Thompson
Dated:  April 21, 1997                 Julie P. Thompson
                                       Chairman of the Board



MANAGEMENT OF THE COMPANY WILL SUPPLY WITHOUT COST, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10K INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. SUCH REQUEST SHOULD BE DIRECTED TO MR. CHRIS CHAN, CHIEF FINANCIAL OFFICER, PROFESSIONAL BANCORP, INC., 606 BROADWAY, SANTA MONICA, CALIFORNIA 90401.

PROXY
                           PROFESSIONAL BANCORP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 21, 1997

      The undersigned shareholder of Professional Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Julie P. Thompson and Lynn O. Poulson, and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all the stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Miramar Sheraton Hotel, 101 Wilshire Boulevard, Santa Monica, CA 90401, on Wednesday, May 21, 1997 at 5:00 p.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present as follows:

         1.  Election of Directors

      To elect the seven persons named below to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and have qualified:

         Richard A. Berger, Ronald L. Katz, M.D., James A. Markley, Jr.,
        Walter T. Mullikin, M.D., Ray T. Oyakawa, M.D., Lynn O. Poulson,
                               Julie P. Thompson

           |_| AUTHORITY GIVEN                  |_| AUTHORITY WITHHELD

      IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME BUT NOT ALL OF THE NOMINEES NAMED ABOVE, YOU SHOULD CHECK THE BOX MARKED "AUTHORITY GIVEN" AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW:

      2. Ratification of Appointment of Independent Public Accountants. Ratifying the appointment of the firm of KPMG Peat Marwick LLP as independent public accountants of the Company for the 1997 fiscal year.

           |_| FOR                |_| AGAINST              |_| ABSTAIN


                    PLEASE SIGN AND DATE ON THE REVERSE SIDE

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL 1 AND "FOR" ON PROPOSAL 2. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

_________________    DATED:______________, 1997     ____________________________
(Number of Shares)                                  (Please Print Your Name)

                                                    ____________________________
                                                    (Signature of Shareholder)

                                                    ____________________________
                                                    (Please Print Your Name)

                                                    ____________________________
                                                    (Signature of
                                                     Shareholder)

      (Please date this proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN PERSON AND VOTING AT THE MEETING.

              PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY.